UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported) April 3, 2006

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

13355 Noel Road, 1370 One Galleria Tower, Dallas, TC 75240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 932-1779

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2006, Terax Energy, Inc. (the “Company”) entered into a Gas Purchase Agreement with Louis Dreyfus Gas Development L.P. (“LDGD”) for the sale of gas to LDGD from certain oil and gas leases in Erath County, Texas operated by the Company. The Agreement provides for a term of five years, with automatic renewals of successive additional terms of one year unless earlier cancelled by either party by written notice 90days prior to the end of the term. Each month, for gas received in the preceding month, upon receipt of the plant allocation, LDGD shall perform applicable gathering system allocations, after which LDGD shall provide to the Company a statement and supporting documentation acceptable in industry practice to support the amount charged and the various costs incurred. Pursuant to the terms of the Agreement, payment is due to the Company upon the earlier of 10 days after LDGD’s receipt of plant allocation or the fifth day of the second month following sales.

Item 9.01 Financial Statements and Exhibits

Exhibit	Exhibit Title of Description
Number

10.1	Gas Purchase Agreement dated April 3, 2006 (This exhibit is the subject of a request for confidential treatment)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2006

TERAX ENERGY, INC.

By: /s/ Lawrence J. Finn
Lawrence J. Finn
Chief Executive Officer